Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hastings Entertainment, Inc. 2002 Stock Option Plan for Outside Directors of our report dated March 28, 2006, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Fort Worth, Texas
September 6, 2006